Title  Transaction Code Amount A  Price Benefic-
  of       Date		or     D        ially
Security				Owned


Common 11/01/2004 S 900  D  $27.85 136,680
Common  11/01/2004   S  400   D  $27.93 136,280
Common  11/01/2004   S  3,000 D  $27.98 133,280

Common  11/01/2004                      3,878 I*
* By 401(k) Plan based on a Plan Statement dated as of November 2, 2004.